OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response: 5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events.

Arotech Corporation (the “Registrant”) has learned that on March 23, 2007, a purported class action complaint (the “Complaint”) was apparently filed in the United States District Court for the Eastern District of Michigan against the Registrant, Robert S. Ehrlich (“Ehrlich”), the Registrant’s Chairman and Chief Executive Officer and a member of the Registrant’s Board of Directors, Steven Esses (“Esses”), the Registrant’s President and Chief Operating Officer and a member of the Registrant’s Board of Directors and Avihai Shen (“Shen”), the Registrant’s former Vice President - Finance and Chief Financial Officer (Messrs. Ehrlich, Esses and Shen are hereinafter referred to as the “Individual Defendants”).

Although the Registrant has yet to be served with a copy of the Complaint, the Complaint apparently seeks class status on behalf of all persons who purchased the Registrant’s securities between March 31, 2005 and November 14, 2005 (the “Period”) and alleges violations by the Registrant and the Individual Defendants of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, primarily related to the Company’s acquisition of Armour of America in 2005 and certain public statements made by the Registrant with respect to its business and prospects during the Period. The Complaint also alleges that the Registrant did not have adequate systems of internal operational or financial controls, and that the Registrant’s financial statements and reports were not prepared in accordance with GAAP and SEC rules. The Complaint seeks an unspecified amount of damages.

Although the ultimate outcome of this matter cannot be determined with certainty, the Registrant believes that the allegations stated in the Complaint are without merit and the Registrant and the Individual Defendants intend to defend themselves vigorously against such allegations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: March 29, 2007